UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2006
INCO LIMITED
(Exact name of Registrant as specified in its charter)

CANADA	1-1143	98-0000676
(Province or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number (if applicable))
145 King Street West, Suite 1500,
Toronto, Ontario M5H 4B7
(416) 361-7511
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Inco Limited (“Inco”) is filing as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K a Notice of Special Meeting of Shareholders and Proxy Circular and Statement (the “Proxy Circular”), dated August 10, 2006, and a Supplement to the Proxy Circular (the “Supplement”), dated August 11, 2006, prepared by the Board of Directors of Inco in connection with the proposed statutory plan of arrangement involving Inco and Phelps Dodge Corporation. The Proxy Circular and the Supplement will be mailed to Inco shareholders on August 14, 2006.
Item 9.01 Financial Statements and Exhibits.

99.1	Notice of special meeting of shareholders and proxy circular and statement, dated August 10, 2006, prepared by the Board of Directors of Inco in connection with the proposed statutory plan of arrangement involving Inco and Phelps Dodge Corporation.

99.2	Supplement to the notice of special meeting of shareholders and proxy circular and statement, dated August 11, 2006, prepared by the Board of Directors of Inco in connection with the proposed statutory plan of arrangement involving Inco and Phelps Dodge Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INCO LIMITED

By:	/s/ Simon A Fish

Simon A. Fish, Esq.
Executive Vice-President, General Counsel
and Secretary
Date:  August 10, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Notice of special meeting of shareholders and proxy circular and statement, dated August 10, 2006, prepared by the Board of Directors of Inco in connection with the proposed statutory plan of arrangement involving Inco and Phelps Dodge Corporation

99.2	Supplement to the notice of special meeting of shareholders and proxy circular and statement, dated August 11, 2006, prepared by the Board of Directors of Inco in connection with the proposed statutory plan of arrangement involving Inco and Phelps Dodge Corporation